Exhibit 3.5

AMENDED AND RESTATED BYLAWS
OF
CALIFORNIA WATER SERVICE GROUP
(A DELAWARE CORPORATION)
AS AMENDED EFFECTIVE FEBRUARY 28, 2024

AMENDED AND RESTATED BYLAWS
OF
CALIFORNIA WATER SERVICE GROUP
(a Delaware corporation)
as amended effective February 28, 2024

ARTICLE 1. OFFICES
SECTION 1.1.    REGISTERED OFFICE.
The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation, as the same may be amended and/or restated from time to time.
SECTION 1.2.    PRINCIPAL PLACE OF BUSINESS.
The corporation’s principal place of business shall be 1720 North First Street, San Jose, California, or such other place as the board of directors shall designate from time to time.
SECTION 1.3.    OTHER OFFICES.
One or more branch or other subordinate offices may at any time be fixed and located by the board of directors at such place or places within or without the State of Delaware as it deems appropriate.
ARTICLE 2. DIRECTORS
SECTION 2.1.    EXERCISE OF CORPORATE POWERS.
Except as otherwise provided by the certificate of incorporation of the corporation or by the laws of the State of Delaware now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.
SECTION 2.2.    NUMBER.
The number of the corporation’s directors shall be not less than seven (7) not more than twelve (12), the exact number of which shall be fixed by a resolution approved by the stockholders or by the board of directors.
SECTION 2.3.    CHAIRMAN OF THE BOARD
The Chairman of the board of directors shall preside at meetings of the stockholders and of the board of directors and shall do and perform such other duties as may from time to time be assigned to him by the board of directors. If the Chairman of the board of directors is not present at a meeting of the stockholders or the board of directors, the lead director or another person chosen by the board of directors shall preside. The Chairman of the board of directors shall be chosen from the directors, and may or may not be an officer of the corporation. Officers, other than the Chairman of the board, may or may not be directors.
SECTION 2.4.    DIRECTORS NEED NOT BE STOCKHOLDERS.
The directors of the corporation need not be stockholders of the corporation.

SECTION 2.5.    COMPENSATION.
Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
SECTION 2.6.    ELECTION AND TERM OF OFFICE.
At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the stockholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.
SECTION 2.7.    VACANCIES.
A vacancy or vacancies in the board of directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the board or the stockholders) or otherwise. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the stockholders. Any director may resign effective upon giving written notice to the Chairman of the board, the President, the Corporate Secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
SECTION 2.8.    REMOVAL.
a.Any and all directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares at an election of directors, except that when by the provisions of the certificate the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.
b.Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.
c.A director shall be deemed to be removed for cause if such person ceases to be eligible to serve as a director under the terms of Section 2.9.
SECTION 2.9.    DIRECTOR CONFLICT OF INTEREST.
a.In order to protect the best interests of the stockholders of the corporation, no person shall be qualified to be elected as a director of the corporation or be qualified to continue to serve as a director of the corporation if it is determined in accordance with this Section 2.9 that such person is (i) an owner, part owner, stockholder, partner, member, director, officer, manager, employee of or consultant to, or otherwise has a fiduciary duty to, any Strategic Competitor or (ii) an owner, part owner, stockholder, partner, member, director, officer, manager, employee of or consultant to, or otherwise has a fiduciary duty to, any business organization that beneficially owns five percent or more of the voting securities or five percent or more of the equity securities of a Strategic Competitor.

b.For purposes of this Section 2.9, a “Strategic Competitor” is any business organization (whether a corporation, partnership, limited liability company, proprietorship or any other form) whose activities, products or services are competitive with those of the corporation or its subsidiaries and which, in the opinion of a majority of the corporation’s board of directors, would obtain an unfair competitive advantage over the corporation if it were to receive disclosure of the substance of any nonpublic deliberations by the corporation’s board of directors.
c.Notwithstanding the foregoing, a director or nominee for director may make a passive investment in a Strategic Competitor the shares of which are publicly traded if such investment constitutes less than five percent of the voting securities and less than five percent of the equity securities of such enterprise and has a market value not greater than $100,000. Such investment alone shall not make a person ineligible to become or remain a director of the corporation.
d.In furtherance of the foregoing, each person elected as a director of the corporation shall enter into a confidentiality agreement with the corporation in the form provided by the corporation.
e.Any person who, at the time he or she is a nominee for a position as a director of the corporation, fails to qualify under the provisions of this Section 2.9 or to enter into or comply with the terms of such confidentiality agreement, as determined by a majority of the directors in office immediately prior to any such election (exclusive of the nominee under consideration), shall no longer qualify as a nominee for director and shall not be elected as a director of the corporation, irrespective of any vote of the stockholders of the corporation. The Chairman of the board of directors is authorized to instruct the inspector of elections to disregard any votes or proxies voted in favor of any person at any meeting or otherwise, and the inspector of elections shall comply with any such instruction.
f.Any director of the corporation who, at any time during his/her term of office, fails to qualify under the provisions of this Section 2.9 or to enter into or comply with the terms of such confidentiality agreement, in each case as determined by a majority of the directors (exclusive of the director under consideration), shall automatically be removed for cause and shall cease to be a director of the corporation, without any vote of the stockholders of the corporation. The Chairman of the board of directors is authorized to instruct the Corporate Secretary to certify the removal for cause of any person as a director if such person ceases to be eligible to serve as a director under the terms of this Section 2.9, and the Corporate Secretary shall comply with any such instruction.
g.Subsection (f) of this Section 2.9 shall not apply to directors in office on the date of the adoption of Section 2.9 with respect to relationships and conflicts in existence on such date. Subsection (f) shall apply to existing directors with respect to relationships and conflicts that arise after the date of the adoption of this Section 2.9.
h.This Section 2.9 is intended to prescribe certain qualifications for directors as authorized by Section 141 of the Delaware General Corporation Law.
ARTICLE 3. OFFICERS
SECTION 3.1.    ELECTION AND QUALIFICATIONS.
The officers of this corporation shall consist of a President, a Corporate Secretary, a Treasurer and a Controller who shall be chosen by the board of directors and such other officers as the board of directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. Any two or more of such offices may be held by the same person. Officers may or may not be directors. The board of directors may determine to leave any office vacant.

SECTION 3.2.    TERM OF OFFICE AND COMPENSATION.
The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board of directors from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.
SECTION 3.3.    REMOVAL AND VACANCIES.
Any officer of the corporation may be removed, with or without cause, by the board of directors at any meeting or by any officer who may be granted such power by a resolution of the board of directors without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified, or such office may be left vacant.
ARTICLE 4. PRESIDENT
The President shall do and perform all such duties as may from time to time be assigned to him by the board of directors and such other duties as pertain to the office of the President. The President shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the board of directors or which, in the President’s judgment, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation.
ARTICLE 5. CORPORATE SECRETARY
The powers and duties of the Corporate Secretary are:
a.To keep at the principal place of business of the corporation, or such other place as the board of directors may order, a book of minutes of all meetings of directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.
b.To keep the seal of the corporation and to affix the same to all instruments which may require it.
c.To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of any certificates issued for shares, and the number and date of cancellation of any certificate surrendered for cancellation.
d.To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each issuance of certificates or uncertificated shares; provided that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.
e.To transfer upon the share books of the corporation any and all shares of the corporation; provided that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of such shares shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which any new shares are presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 11.4 hereof.

f.To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Corporate Secretary to make service or publication of any notices, then such notices may be served and/or published by the President, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.
g.Generally to do and perform all such duties as may from time to time be assigned by the board of directors and such other duties as pertain to the office of the Corporate Secretary.
ARTICLE 6. TREASURER
The Treasurer shall supervise and be responsible for all the funds and securities of the corporation, the deposit of all moneys and other valuables to the credit of the corporation in depositories of the corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the corporation is a party, the disbursement of funds of the corporation and the investment of its funds, and generally do and perform all such duties as may from time to time be assigned by the board of directors and such other duties as pertain to the office of the Treasurer.
ARTICLE 7. CONTROLLER
The Controller shall have charge of the corporation’s books of accounts, records and auditing, and generally do and perform all such duties as may from time to time be assigned by the board of directors and such other duties as pertain to the office of the Controller.
ARTICLE 8. COMMITTEES OF THE BOARD
SECTION 8.1.    APPOINTMENT AND PROCEDURE.
The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees each consisting of two or more directors to serve at the pleasure of the board.
The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.
SECTION 8.2.    POWERS.
Any committee appointed by the board of directors, to the extent provided in the resolution of the board or in these bylaws, shall have all the authority of the board except with respect to:
a.the approval of any action which requires the approval or vote of the stockholders;
b.the filling of vacancies on the board or on any committee;
c.the fixing of compensation of the directors for serving on the board or on any committee;
d.the amendment or repeal of bylaws or the adoption of new bylaws;
e.the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;
f.a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board; and
g.the appointment of other committees of the board or the members thereof.

SECTION 8.3.    EXECUTIVE COMMITTEE.
In the event that the board of directors appoints an executive committee, such executive committee shall include the Chairman of the board as one of its members. In all cases in which specific directions to the contrary shall not have been given by the board of directors, such executive committee shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation (except as provided in Section 8.2 hereof) in such manner as the executive committee may deem in the best interests of the corporation.
ARTICLE 9. MEETINGS OF THE STOCKHOLDERS
SECTION 9.1.    PLACE OF MEETINGS.
Meetings (whether regular, special or adjourned) of the stockholders of the corporation shall be held at the principal place of business as specified in accordance with Section 1.2 hereof, or any place which may be designated by the board of directors. Notwithstanding the foregoing sentence, the board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law.
SECTION 9.2.    TIME OF ANNUAL MEETINGS.
The annual meeting of the stockholders shall be held at such time on such date as shall be designated from time to time by resolution of the board of directors, in accordance with applicable law.
SECTION 9.3.    SPECIAL MEETINGS.
a.General. Special meetings of the stockholders of the corporation: (1) may be called by the Chairman of the board or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have if there were no vacancies; and (2) shall be called by the Chairman of the board of directors or the Corporate Secretary of the corporation upon the written request or requests of one or more stockholders of record (or their duly authorized agents) that, at the time a request is delivered, Own, or who are acting on behalf of persons who Own, shares representing 10% (the “Requisite Percent”) or more (measured as of the Requisite Percent Solicitation Record Date, as defined in Section 9.3(b)(3), if applicable) of the voting power of the then outstanding Voting Stock (as defined in Section 9.8(a)) entitled to vote on the matter or matters to be brought before the proposed special meeting, provided that a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Chairman of the board or the Corporate Secretary of the corporation only if the stockholder(s) requesting such meeting provide the information regarding such stockholder(s) (and regarding the persons for whom such stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures set forth in Section 9.3(b) of these bylaws. If a stockholder of record is the nominee for more than one beneficial owner of shares of Voting Stock, the stockholder of record may deliver a request pursuant to this Section 9.3 solely with respect to the shares of Voting Stock owned by the beneficial owner who is directing the stockholder of record to sign such request. For the purposes of this Section 9.3, a person shall be deemed to “Own” only those shares of outstanding Voting Stock as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any Short Interest (as defined in Section 9.16(a)(2)(ii)(E)), (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Voting Stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on three (3) business days’ notice and during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a person “Owns” any shares of Voting Stock for these purposes shall be made in good faith by the board of directors, which determination shall be conclusive and binding.
b.Stockholder Requested Special Meeting.
i.In order for a Stockholder Requested Special Meeting to be called by the Chairman of the board or the Corporate Secretary of the corporation, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) must be delivered to the Corporate Secretary at the principal executive offices of the corporation by one or more stockholders of record (or their duly authorized agents), who (x) at the time the Special Meeting Request is delivered Own, or who are acting on behalf of persons who Own (as applicable), the Requisite Percent of Voting Stock (measured as of the Requisite Percent Solicitation Record Date, as defined in Section 9.3(b)(3), if applicable); (y) shall not revoke such Special Meeting Request; and (z) shall continue to Own not less than the Requisite Percent through the date of the Stockholder Requested Special Meeting; provided that, notwithstanding the foregoing, one or more Special Meeting Requests that have been obtained by an Initiating Stockholder pursuant to a Requisite Percent Solicitation under Section 9.3(b)(3) only need to evidence that the stockholder of record or the beneficial owner(s) on whose behalf the Special Meeting Request is delivered Owned the relevant Voting Stock as of the appropriate Requisite Percent Solicitation Record Date. Such Special Meeting Request must be accompanied by:
1.in the case of any Stockholder Requested Special Meeting at which director nominations are proposed to be presented, the information, representations, and completed and signed questionnaires required by Section 9.16(a)(3) and (4), including as to the person(s) seeking to propose such nominations at such meeting, the information required under Section 9.16(a)(2)(ii), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last sentence of Section 9.16(a)(1); and/or
2.in the case of any Stockholder Requested Special Meeting at which any business other than nominations of persons for election to the corporation’s board of directors is proposed to be presented, the information required by Section 9.16(b)(3) (which shall be in addition to the information required by this Section 9.3(b)(1) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting, the information required under Section 9.16(b)(3), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last sentence of Section 9.16(b)(2); and
3.as to each stockholder of the corporation signing such Special Meeting Request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (a) an affidavit by each such person stating the number of shares of Voting Stock that it Owns (as defined in Section 9.3(a)), as of the date such request was signed and an agreement by such person to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares of Voting Stock that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is ten (10)

business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of Voting Stock Owned by such person, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of Voting Stock comprising such reduction and shall not be counted toward the calculation of the Requisite Percent, and (b) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information as to such stockholder or beneficial owner required under Section 9.16(a)(2)(ii).
ii.One or more written requests for a special meeting delivered to the Corporate Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth in this Section 9.3 and has been dated and delivered to the Corporate Secretary within sixty (60) days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder is supplied to the Corporate Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. The determination of the validity of a Special Meeting Request shall be made in good faith by the board of directors (and which determination shall be conclusive and binding) and the date of such determination is referred to herein as the “Request Receipt Date.” A Special Meeting Request shall not be valid if: (i) such Special Meeting Request relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law, or (ii) such Special Meeting Request relates to an item of business that is the same or substantially similar (as determined in good faith by the board of directors, a “Similar Item” (and which determination shall be conclusive and binding)) to any item of business that was presented at a meeting of stockholders occurring within ninety (90) days preceding the earliest dated request for a special meeting, or (iii) the Request Receipt Date occurs during the period commencing ninety (90) days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders. For purposes of this Section 9.3, the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the board of directors and the filling of vacancies and/or newly created directorships resulting from an increase in the number of directors).
iii.Notwithstanding any other provision of these bylaws, any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation (as the term “solicitation” is defined under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any subsequent provisions replacing such Act or regulations)), disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b) to attain the Requisite Percent (a “Requisite Percent Solicitation”) shall first deliver to the Corporate Secretary at the principal executive offices of the corporation a request that the board of directors fix a record date to determine the stockholders entitled to deliver a Special Meeting Request in connection with such Requisite Percent Solicitation (the “Requisite Percent Solicitation Record Date”). The request for a Requisite Percent Solicitation Record Date shall: (i) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percent Solicitation to attain the Requisite Percent; (ii) describe the matter or matters to be taken at the proposed special meeting; and (iii) contain, with respect to the Initiating Stockholder and each person that is part of a group (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations)) with the Initiating Stockholder, the information, representations, and completed and signed questionnaires (as applicable) required under Section 9.3(b)(1) of these bylaws, which shall be updated and supplemented in accordance with the requirements of Section 9.3(b)(1)(iii). Following delivery of a request for a Requisite Percent Solicitation Record Date, the board of directors may, by the later of: (i) ten (10) days after delivery of such request, and (ii) five (5) days after delivery of all information requested by the corporation to determine the validity of such request (including whether such request relates to a matter that may be considered at a Stockholder Requested Special Meeting pursuant to this Section 9.3), determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percent Solicitation Record Date. The Requisite Percent Solicitation Record Date shall be no more than ten (10) days after the date upon which the resolution fixing the Requisite Percent Solicitation Record Date is adopted by the board of directors and shall not precede the date on which such resolution is adopted. If a valid request for a Requisite Percent Solicitation Record Date has been duly delivered to the Corporate Secretary but no Requisite Percent Solicitation Record Date has been fixed by the board of directors by the date required by the third sentence of this paragraph, the Requisite Percent Solicitation Record Date shall be at the close of business on the first date on which a valid request for the Requisite Percent Solicitation Record Date is delivered to the Corporate Secretary in accordance with this Section 9.3. To be valid, any Special Meeting Request that has been the subject of a Requisite Percent Solicitation must be delivered to the Corporate Secretary no earlier than the applicable Requisite Percent Solicitation Record Date and no later than sixty (60) days after the applicable Requisite Percent Solicitation Record Date.
iv.The corporation may require any Initiating Stockholder, and any other person seeking to request a special meeting, to furnish such other information as may reasonably be required by the corporation to determine the validity of any Special Meeting Request, and to determine whether any such request relates to a matter that may be considered at a Stockholder Requested Special Meeting.
c.Holding a Special Meeting. Any special meeting of stockholders shall be held at such date and time as may be fixed by the board of directors in accordance with these bylaws; provided, however, that a Stockholder Requested Special Meeting shall be called for a date not later than the date that is (1) ninety (90) days after the Request Receipt Date (or, in the case of any litigation related to the validity of the requests for a Stockholder Requested Special Meeting, ninety (90) days after the resolution of such litigation), or (2) fifty (50) days after the date the corporation files definitive soliciting materials with respect to such meeting pursuant to Schedule 14A under the Exchange Act, whichever is latest.
d.Business Transacted at a Special Meeting. Business transacted at a Stockholder Requested Special Meeting shall be limited to (1) the business stated in the valid Special Meeting Request(s) received from the Requisite Percent of stockholders, (2) any additional business that the board of directors determines to include in the corporation’s notice of meeting, and (3) in the case of nominees for director nominated by a stockholder who has not delivered, and has not directed the delivery of, a Special Meeting Request with respect to the Stockholder Requested Special Meeting, nominees proposed in accordance with Section 9.16(c). If none of the stockholders who submitted the Special Meeting Request(s) (or their qualified representatives, as defined in Section 9.16(d)(1)) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request(s), the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

e.Revocation of Special Meeting Request. The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Corporate Secretary at any time prior to the special meeting and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or that are Owned by the person on whose behalf the stockholder is acting, as applicable) and shall be deemed to revoke a Special Meeting Request as and to the extent provided in Section 9.3(b)(1)(iii); provided that if as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from stockholders who Own the Requisite Percent of the voting power of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, there shall be no requirement to call a special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement to call or hold such special meeting.
SECTION 9.4.    NOTICE OF MEETINGS.
a.Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the stockholders, but subject to provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
b.Any stockholder approval at a meeting on any matter, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:
i.a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;
ii.a proposal to amend the certificate of incorporation;
iii.a proposal regarding a reorganization, merger or consolidation involving the corporation;
iv.a proposal to wind up and dissolve the corporation; or
v.a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the certificate of incorporation.
SECTION 9.5.    DELIVERY OF NOTICE.
Notice of a stockholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Corporate Secretary or any transfer agent, shall be prima facie evidence of the giving of notice or report.

If any notice or report addressed to the stockholders at the address of such stockholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other stockholders.
SECTION 9.6.    ADJOURNED MEETINGS.
When a stockholders’ meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless the bylaws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the place, if any, and date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (a) announced at the meeting at which the adjournment is taken; (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (c) set forth in the notice of meeting given in accordance with Section 9.4 of these bylaws. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 9.7.    ATTENDANCE AT STOCKHOLDERS’ MEETING.
Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Delaware General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting.
SECTION 9.8.    QUORUM.
a.The presence in person or by proxy at any meeting of persons entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of votes entitled to be cast by the shares represented at the meeting and entitled to vote (the “Voting Stock”) on any matter shall be the act of the stockholders, unless the vote of a different number or voting by classes is required by law or the certificate of incorporation or these bylaws and except as provided in subdivision (b).
b.The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than (i) adjournment or (ii) an election of directors, which shall be governed by Section 9.13) is approved by an affirmative vote equal to at least a majority of the votes required to constitute a quorum.
c.In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of votes entitled to be cast by the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).
SECTION 9.9.    ACTIONS WITHOUT MEETING.
As provided in the certificate of incorporation, stockholders may not take action by written consent without a stockholder meeting held in accordance with applicable law and these bylaws.

SECTION 9.10.    VOTING RIGHTS.
Each holder of common shares entitled to be voted shall be entitled to one vote for each common share with respect to each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office for which plurality voting applies, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote.
SECTION 9.11.    DETERMINATION OF HOLDERS OF RECORD.
a.In order that the corporation may determine the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.
b.In the absence of any record date set by the board of directors pursuant to subdivision (a) above, then:
i.The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
ii.The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.
iii.A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.
c.Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the certificate or these bylaws or by agreement or applicable law.
SECTION 9.12.    ELECTIONS FOR DIRECTORS.
a.No stockholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes to which the stockholder’s shares are entitled pursuant to Section 9.11).
b.At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the board of directors in accordance with the bylaws, shall be elected by a plurality of the votes entitled to be cast by the shares represented at any such meeting and entitled to vote on the election of directors. For purposes of this Section 9.13(b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, for any cause, the entire board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the bylaws.

c.Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the bylaws so require.
SECTION 9.13.    PROXIES.
a.Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of Delaware shall be presumptively valid.
b.No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.
c.A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.
SECTION 9.14.    INSPECTOR OF ELECTION.
a.In advance of any meeting of stockholders the board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the holders of shares entitled to cast a majority of the votes entitled to be cast by the shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
b.The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.
c.The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
SECTION 9.15.    INSPECTION OF STOCKHOLDER LIST AND OTHER RECORDS.
a.The officer who has charge of the stock ledger of the corporation shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (ii) during ordinary business hours at the principal place of business of the corporation. This stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

b.Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hour for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.
SECTION 9.16.    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.
a.Notice of Director Nominations at Meetings of Stockholders.
i.At any annual meeting or Stockholder Requested Special Meeting of the stockholders, only such nominations of persons for election to the board of directors shall be made as shall have been properly brought before the meeting. (i) For nominations to be properly made at an annual meeting, nominations must be (A) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors delivered pursuant to Section 9.4 of these bylaws, (B) otherwise made at the annual meeting by or at the direction of the Chairman of the board or the board of directors or (C) otherwise properly requested to be brought before the annual meeting by a stockholder of record at the time of giving notice provided for in this Section 9.16(a) of these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.16(a) of these bylaws. Clause (C) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders. (ii) For nominations to be properly made at a Stockholder Requested Special Meeting, nominations must be (a) specified in the corporation’s notice of meeting given by or at the direction of the board of directors delivered pursuant to Section 9.4 of these bylaws, (b) otherwise made at the special meeting by or at the direction of the Chairman of the board or the board of directors or (c) otherwise have been properly requested to be brought before the special meeting by the stockholder in accordance with Section 9.3(b) of these bylaws or Section 9.16(c) of these bylaws. The number of nominees a stockholder may nominate for election at an annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For nominations of persons for election to the board of directors of the corporation to be properly brought before an annual meeting by a stockholder pursuant to clause(C) of paragraph (a)(1)(i) in this Section 9.16 of these bylaws, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the corporation (including the completed and signed questionnaires, and representation and agreement required by paragraph (a)(4) in this Section 9.16 of these bylaws), and timely updates and supplements thereof as required by these bylaws, in writing to the Corporate Secretary. To be timely, a stockholder’s notice (including the questionnaires, and representation and agreement) shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such first anniversary date of the previous year’s annual meeting, or if no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice (including the questionnaires, and representation and agreement) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the questionnaires, and representation and agreement) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
ii.To be in proper form, a stockholder’s notice to the Corporate Secretary with respect to the nomination of directors (whether given pursuant to paragraph (a)(1)(i) in this Section 9.16 of these bylaws with respect to an annual meeting or paragraph (c) in this Section 9.16 of these bylaws with respect to a special meeting) shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected, (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner on whose behalf the nomination is made, if any, and their respective affiliates or associates or others known to be acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others known to be acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person known to be acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (C) a written statement, not to exceed 500 words, in support of such person; and (ii) as to the stockholder giving the notice and any beneficial owner of the corporation’s Voting Stock on whose behalf the nomination is made, and if such stockholder or beneficial owner is an entity, each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “Related Person”) (A) the name and address of such stockholder, and of any such beneficial owner, as they appear on the corporation’s books, and the names and addresses of any Related Person, (B) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any such beneficial owner and any Related Person, (C) any option, warrant, convertible security, stock appreciation right, profits interests or similar right or interest with an exercise or conversion privilege (whether or not presently exercisable or convertible) or a settlement payment or mechanism at a price related to any class of shares of the corporation or with a value derived in whole or in part from the value of any class of shares of the corporation and any other derivative positions or synthetic arrangements (including any position resulting from hedging, pledging, swap, forward contract, contract of sale, securities lending or other similar transaction relating to the corporation’s capital stock), whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the corporation or otherwise, (any of the foregoing, a “Derivative Position”) held or beneficially held by the stockholder, any such beneficial owner or any Related Person, including a description of the substantive terms thereof including the amount, value and/or number so held and the extent to which any such Derivative Position is intended to have or has the effect of increasing or decreasing the actual or apparent voting power of such stockholder, beneficial owner or any Related Person with respect to the corporation’s securities and information identifying all parties thereto, (D) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), contract, arrangement, understanding or relationship, the effect or intent of which is to maintain, increase or decrease, the voting power of such stockholder, beneficial owner or any Related Person with respect to any class of shares of the corporation, (E) any short interest in any security of the corporation (for purposes of this Section 9.16 of these bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from, or avoid, mitigate or offset in whole or in part any loss related to, any decrease in the value of the subject security), (a “Short Interest”) held by such stockholder, beneficial owner or any Related Person, (F) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, beneficial owner or any Related Person that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in securities of the corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or any Related Person is a general partner, or directly or indirectly, beneficially owns an interest in a general partner, (H) any performance related fees (other than an asset-based fee) that such stockholder, beneficial owner or any Related Person is entitled to based on any increase or decrease in the value of securities of the corporation or Derivative Positions, if any, including without limitation any such interests held by members of such person’s immediate family sharing the same household, (I) a description of (1) any plans or proposals which such stockholder, beneficial owner or any Related Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or any Related Person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable), (J) a representation as to whether the stockholder, any beneficial owner, any Related Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and, if the solicitation is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the capital stock of the corporation entitled to vote generally in the election of directors, (K) a representation that promptly after soliciting the percentage of stockholders referred to in the representation required under the immediately foregoing clause (J) of this paragraph, and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares of the capital stock of the corporation (together with the representation required under the immediately foregoing clause (J) of this paragraph, the “Nomination Solicitation Representation”), (L) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination, and (M) any other information relating to such stockholder, beneficial owner and Related Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Regulation 14(A) of the Exchange Act.

iii.A stockholder’s notice to the Corporate Secretary with respect to the nomination of directors (whether given pursuant to paragraph (a)(1)(i) in this Section 9.16 of these bylaws with respect to an annual meeting, Section 9.3(b) of these bylaws or paragraph (c) in this Section 9.16 of these bylaws with respect to a special meeting) must also include all completed and signed questionnaires prepared by the corporation with respect to the background and qualification of the nominee for director and the background of any other person or entity on whose behalf the nomination is being made or who is reasonably expected to participate in the solicitation of proxies with respect to the election of such person (including those questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether the nominee for director will satisfy any qualifications or requirements imposed by the certificate of incorporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, and the corporate governance policies and guidelines of the corporation) (which questionnaires shall be provided by the Corporate Secretary of the corporation promptly upon written request) and a signed written representation and agreement (in the form provided by the Corporate Secretary of the corporation promptly upon written request) that such nominee for director (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation and any other policies and guidelines applicable to directors (which shall be provided by the Corporate Secretary of the corporation promptly upon written request). For the avoidance of doubt, all completed and signed questionnaires and all written and signed representations and agreements described in the foregoing sentence shall be deemed part of and provided to the corporation simultaneously with the stockholder’s notice submitted pursuant to this Section 9.16(a) of these bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, which information shall be provided to the corporation promptly upon request by the corporation (but in any event within five (5) business days after such request) and deemed part of the stockholder’s notice submitted pursuant to this Section 9.16(a) of these bylaws. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 9.16(a)(3) of these bylaws is inaccurate or incomplete in any material respect (as determined by the board of directors), such information shall be deemed not to have been provided in accordance with this Section 9.16(a)(3) of these bylaws. Any stockholder providing information pursuant to this this Section 9.16(a)(3) of these bylaws shall promptly notify the Corporate Secretary of the corporation in writing at the principal executive offices of the corporation of any inaccuracy or change in any previously provided information within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Corporate Secretary of the corporation, such stockholder shall provide, within five (5) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 9.16(a)(3) of these bylaws.
iv.For nominations of persons for election to the board of directors of the corporation pursuant to Section 9.16(a)(1)(i)(A) or (B) of these bylaws or Section 9.16(c) of these bylaws with respect to a special meeting, the nominee must also provide all completed and signed questionnaires, and a representation and agreement with the same information, and delivered in accordance with the same time period that applies to nominations to be brought by a stockholder of the corporation, required by Section 9.16(a)(3) of these bylaws.
v.Notwithstanding anything in this Section 9.16(a) of these bylaws to the contrary, in the event that the number of directors to be elected to the corporation’s board of directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with clause (1) of this Section 9.16(a) of these bylaws, a stockholder’s notice required by this Section 9.16(a) of these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
b.Notice of Other Business at Meetings of Stockholders.
i.At any annual meeting or Stockholder Requested Special Meeting of the stockholders, only such business to be considered by the stockholders, other than nominations of persons for election to the corporation’s board of directors which is addressed by Section 9.16(a) of these bylaws (“Other Business”), shall be made at such meeting of stockholders as shall have been properly brought before the meeting. (i) For proposals of Other Business to be properly brought before an annual meeting, proposals of Other Business must be: (A) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors delivered pursuant to Section 9.4 of these bylaws, (B) otherwise properly made at the annual meeting, by or at the direction of the Chairman of the board or the board of directors or (C) otherwise properly requested to be brought before the annual meeting by any stockholder of the corporation in accordance with this Section 9.16(b) of these bylaws. (ii) For proposals of Other Business to be properly brought before a Stockholder Requested Special Meeting, proposals of Other Business must be: (A) specified in the corporation’s notice of meeting given by or at the direction of the board of directors delivered pursuant to Section 9.4 of these bylaws, (B) otherwise properly made at the Stockholder Requested Special Meeting, by or at the direction of the Chair of the board or the board of directors or (C) otherwise have been properly requested to be brought before the Stockholder Requested Special Meeting by the stockholder in accordance with Section 9.3(b) of these bylaws. (iii) For proposals of Other Business to be properly requested by a stockholder to be made at an annual meeting of stockholders, a stockholder must (a) be entitled to vote at the meeting, (b) comply with the notice procedures and other procedures set forth in this Section 9.16 of these bylaws as to such proposal, and (c) be a stockholder of record at the time such stockholder’s notice pursuant to this Section 9.16 of these bylaws is delivered to the Corporate Secretary of the corporation and at the time of the annual meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to submit proposals for Other Business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement) to be considered at an annual meeting of stockholders.
ii.For a proposal of Other Business to be properly brought before an annual meeting by a stockholder pursuant to clause (i)(C) of paragraph (b)(1) of this Section 9.16 of these bylaws, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the corporation and such Other Business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such first anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
iii.To be in proper form, a stockholder’s notice to the Corporate Secretary with respect to the Other Business (whether given pursuant to paragraph (b)(1) in this Section 9.16 of these bylaws with respect to an annual meeting or Section 9.3(c)(2) of these bylaws with respect to a special meeting) shall set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and any beneficial owner on whose behalf the proposal is made, (ii) the text of the proposal of business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these bylaws, the text of the proposed amendment), and (iii) as to the stockholder giving the notice, any beneficial owner of the corporation’s Voting Stock on whose behalf the proposal of Other Business is made and any Related Person with respect to the proposal (A) the name and address of such stockholder, and of such beneficial owner, as they appear on the corporation’s books and the names and addresses of any Related Person, (B) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any such beneficial owner and any Related Person, (C) any Derivative Position held or beneficially held by the stockholder, any such beneficial owner or any Related Person, including a description of the substantive terms thereof including the amount, value and/or number so held and the extent to which any such Derivative Position is intended to or has the effect of increasing or decreasing the actual or apparent voting power of such stockholder, beneficial owner or any Related Person with respect to the corporation’s securities and information identifying all parties thereto, (D) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), contract, arrangement, understanding or relationship, the effect or intent of which is to maintain, increase or decrease, the voting power of such stockholder, beneficial owner or any Related Person with respect to any class of shares of the corporation, (E) any Short Interest held by such stockholder, beneficial owner or any Related Person, (F) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, beneficial owner or any Related Person that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in securities of the corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or any Related Person is a general partner, or directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or any Related Person is entitled to based on any increase or decrease in the value of securities of the corporation or Derivative Positions, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (I) a description of (1) any plans or proposals which such stockholder, beneficial owner or any Related Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding with respect to such Other Business between or among such stockholder, beneficial owner or any Related Person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable), (J) a representation as to whether the stockholder, any beneficial owner, any Related Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such Other Business proposed to be brought before the meeting and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of shares of the capital stock of the corporation entitled to vote and required under applicable law to carry the proposal of Other Business (such representation, the “Business Solicitation Representation”), (K) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to propose such Other Business, and (L) any other information relating to such stockholder, beneficial owner and any Related Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Regulation 14(A) of the Exchange Act.
c.Special Meetings of Stockholders.
i.At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 9.4 of these bylaws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected, as reflected in the corporation’s notice of meeting pursuant to Section 9.4 of these bylaws, (i) by or at the direction of the board of directors or (ii) in the case of a special meeting other than a Stockholder Requested Special Meeting, or in the case of a special meeting that is a Stockholder Requested Special Meeting and the person wishing to make such nominations did not deliver, and did not otherwise direct the delivery of, a Special Meeting Request with request to such meeting, by any stockholder of the corporation who (A) is entitled to vote at the meeting, (B) complies with the notice and other procedures set forth in this Section 9.16 of these bylaws as to such nomination and (C) is a stockholder of record at the time such stockholder’s notice is delivered pursuant to this Section 9.16 of these bylaws to the Corporate Secretary of the corporation and at the time of the special meeting, or (iii) in the case of a Stockholder Requested Special Meeting, by any stockholder of the corporation pursuant to Section 9.3(b). The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

ii.In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder entitled to vote in such election of directors (other than a stockholder who has delivered, or who is acting on behalf of a person who directed the delivery of, a written request with respect to such special meeting, in the case of a Stockholder Requested Special Meeting (an “Excluded Stockholder”)) may nominate a person or persons, as the case may be, for election to the board of directors of the corporation as specified in the corporation’s notice of meeting, by delivering the stockholder’s notice in the form required by paragraphs (a)(3) and (a)(4) in this Section 9.16 of these bylaws (including the completed and signed questionnaires, and representation and agreement required by paragraph (a)(4) in this Section 9.16 of these bylaws), and timely updates and supplements thereof as required by this Section 9.16 of these bylaws, to the Corporate Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, recess or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice (including the questionnaires, and representation and agreement) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the questionnaires, and representation and agreement) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding any other provision of these bylaws, in the case of a Stockholder Requested Special Meeting, no Excluded Stockholder may nominate a person for election to the board of directors at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 9.3(a). Notwithstanding any other provision of these bylaws, in the case of a Stockholder Requested Special Meeting, no stockholder may propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 9.3(a).
d.General.
i.Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in the certificate of incorporation, or this Section 9.16 of these bylaws and Section 9.3 (as applicable), shall be eligible to be elected at any meeting of stockholders of the corporation to serve as director and only such Other Business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.16 and Section 9.3 (as applicable). Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chair of the meeting or any other person designated by the board of directors shall have the power and duty to determine whether a nomination or any Other Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9.16 of these bylaws (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with the representations set forth in the Nomination Solicitation Representation or the Business Solicitation Representation, as applicable, or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act) and, if any proposed nomination or Other Business is not in compliance with this Section 9.16 of these bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, to declare that such defective nomination shall be disregarded or such Other Business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or Other Business may have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 9.16, unless otherwise required by law or otherwise determined by the chair of the meeting or any other person designated by the board of directors, if the stockholder does not provide the information required under Section 9.3(b) and/or this Section 9.16 to the corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or Other Business, such nomination shall be disregarded and such Other Business shall not be transacted, notwithstanding that votes and proxies in respect of such any such nomination or Other Business may have been received by the corporation. For purposes of Section 9.3(b) and this Section 9.16, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
ii.For purposes of this Section 9.16 of these bylaws, (A) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (B) shares shall be treated as “beneficially” owned or held by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (ii) the right to vote such shares, alone or in concert with others; and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
iii.Notwithstanding the foregoing provisions of this Section 9.16 of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.16 of these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals of Other Business to be considered pursuant to this Section 9.16. Nothing in this Section 9.16 of these bylaws shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) holders of any series of Preferred Stock to elect directors under specified circumstances. Subject to Rule 14a-8 and Rule 14a-19 under the Exchange Act, nothing in these bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of director or directors or any Other Business proposal.
iv.Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the board of directors of this corporation.

ARTICLE 10. MEETINGS OF DIRECTORS
SECTION 10.1.    PLACE OF MEETINGS.
Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the board of directors of this corporation shall be held at the principal place of business, as specified in accordance with Section 1.2 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of Delaware, or at any other place which has been designated from time to time by the board.
SECTION 10.2.    REGULAR MEETINGS.
Regular meetings of the board of directors, of which no notice need be given except as required by the laws of the State of Delaware, shall be held after the adjournment of each annual meeting of the stockholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the board of directors.
SECTION 10.3.    SPECIAL MEETINGS.
Special meetings of the board of directors may be called at any time by the Chairman of the board or the President or the Corporate Secretary or by any two or more of the directors.
SECTION 10.4.    NOTICE OF MEETINGS.
Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the board of directors shall be held upon four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone or electronic transmission. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 9.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
SECTION 10.5.    QUORUM.
A majority of the authorized number of directors constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
SECTION 10.6.    ADJOURNED MEETINGS.
A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
SECTION 10.7.    WAIVER OF NOTICE AND CONSENT.
a.Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
b.The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present submits a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.8.    ACTION WITHOUT A MEETING.
Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing or by electronic transmission to such action. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by consent in writing or by electronic transmission shall have the same force and effect as a unanimous vote of such directors.
SECTION 10.9.    CONFERENCE TELEPHONE MEETINGS.
Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.
Participation in a meeting pursuant to this section constitutes presence in person at such meeting.
SECTION 10.10. MEETINGS OF COMMITTEES.
The provisions of this section apply also to committees of the board and action by such committees and incorporators.
ARTICLE 11. SUNDRY PROVISIONS
SECTION 11.1.    INSTRUMENTS IN WRITING.
All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the board of directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these bylaws or by the board of directors.
SECTION 11.2.    FISCAL YEAR.
The fiscal year of this corporation shall be the calendar year.
SECTION 11.3.    SHARES HELD BY THE CORPORATION.
Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the board of directors.
SECTION 11.4.    CERTIFICATES OF STOCK.
The shares of the capital stock of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. There shall be issued to each holder of fully paid shares of the capital stock of the corporation represented by a certificate or certificates for such shares. Any holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the board or the President and by the Treasurer or the Corporate Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

SECTION 11.5.    LOST CERTIFICATES.
The board of directors may by resolution provide that in the event any certificate or certificates for shares of the capital stock of the corporation shall be alleged to have been lost or destroyed, no new certificate or certificates, or uncertificated shares, shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the President of the corporation shall have been furnished. The board of directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.
SECTION 11.6.    CERTIFICATION AND INSPECTION OF BYLAWS.
The corporation shall keep at its principal place of business the original or a copy of these bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.
SECTION 11.7.    NOTICES.
Any reference in these bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mail, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wirelessly, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
SECTION 11.8.    REPORTS TO STOCKHOLDERS.
The board of directors shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.
ARTICLE 12. FORUM FOR ADJUDICATION OF DISPUTES
SECTION 12.1.    FORUM.
Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or bylaws of the corporation, (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.
SECTION 12.2.    ENFORCEABILITY.
In furtherance and not in limitation of Section 13.3, if any provision of this Article 12 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article 12 (including, without limitation, each portion of any sentence of this Article 12 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE 13. CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW
SECTION 13.1.    DEFINITIONS.
Unless defined otherwise in these bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the Delaware General Corporation Law, as amended from time to time.
SECTION 13.2.    BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW.
All restrictions, limitations, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
SECTION 13.3.    BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW.
Any section, subsection, subdivision, sentence, clause or phrase of these bylaws which upon being construed in the manner provided in Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws, and each section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
ARTICLE 14. ADOPTION, AMENDMENT OR REPEAL OF BYLAWS
SECTION 14.1.    BY STOCKHOLDERS.
Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares of the corporation.
SECTION 14.2.    BY THE BOARD OF DIRECTORS.
Subject to the right of stockholders to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the board of directors. A bylaw adopted by the stockholders may restrict or eliminate the power of the board of directors to adopt, amend or repeal any or all bylaws.